Exhibit 99.1

Conference Call:	May 2, 2006 at 11:00 a.m. EDT
Dial-in number:	866/250-2351 or 303/262-2175 (International) Replay information below.
Webcast URL:	www.fulldisclosure.com

CONTACT:

RobertC. Griffith	Joseph N. Jaffoni, Steve Hecht

Chief Operating Officer/Chief Financial Officer	Jaffoni & Collins Incorporated

303/706-0778	212/835-8500 or flyr@jcir.com

FOR IMMEDIATE RELEASE

NAVIGANT INTERNATIONAL (FLYR) REPORTS FIRST QUARTER REVENUE OF

$121.5 MILLION AND DILUTED EPS OF $0.21

Denver, CO; May 2, 2006 – Navigant International, Inc. (which does business as TQ3Navigant – Nasdaq: FLYR), the second largest provider of corporate travel management services in the United States based on airline tickets sold, today reported first quarter results for the period ended March 26, 2006, as summarized below.

Summary Financial Results (In millions, except per share data)

	For the Three Months Ended
	March 26, 2006	March 27, 2005
Revenues	$121.5	$122.0
Gross Profit Margin	41.8%	41.6%
EBITDA (1)	$14.1	$15.5
Operating Income	$10.0	$11.1
Operating Margin	8.2%	9.1%
Net Income	$3.7	$4.8
Diluted EPS	$0.21	$0.26

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s cash flow from operating activities is included in the financial tables accompanying this release. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company uses EBITDA as an indication of funds available for borrowings, acquisitions and other corporate purposes. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

Edward S. Adams, Chairman and Chief Executive Officer, commented, “Fiscal 2006 began strongly for Navigant with first quarter results that met or exceeded our financial guidance targets for net income, EBITDA, and earnings per share. Navigant’s role as a leader in the corporate travel sector and the continued strength in the marketplace contributed to another double-digit rise in quarterly transaction levels. Due to continued growth in online adoption we continue to see a slight decline in revenue per transaction compared with the prior year level, but the overall trend toward pricing stabilization in the marketplace remains intact. With gross profit margins improving both from the previous quarter and the year-ago period, we believe our financial results reflect the value of our long-term business model, which emphasizes high client retention rates, strong transaction levels, new business and more value added offerings for customers.

“As announced on April 27, Carlson Wagonlit Travel (CWT) and Navigant have signed a definitive agreement whereby CWT will acquire all outstanding shares of Navigant for $16.50 per share. The transaction is subject to a number of closing conditions, including approval by Navigant’s shareholders, regulatory approvals, completion of financing, the closing of CWT’s proposed recapitalization also announced on April 27, 2006, and other customary conditions. The business travel sector is experiencing a period of consolidation and we are confident that by combining forces with CWT our investors, our customers and our employees will be well-served.”

As noted in the guidance provided in February of this year, the comparative first quarter results reflect a single incentive program with revenues of approximately $7 million that occurred in the 2005 period; this program was not repeated in the first quarter of 2006. Excluding the impact of this program, revenue would have increased on a year over year basis. First quarter gross profits of $50.8 million compared favorably with gross profits of $50.7 million in the first quarter of 2005, reflecting an improvement in gross margin.

Robert C. Griffith, Navigant’s Chief Financial Officer and Chief Operating Officer, commented on the results and outlook, “Navigant recorded record transactions in the 2006 first quarter, up 10% from the first quarter of 2005. While revenue per transaction moderated slightly, our gross margin expansion benefited from our ability to balance costs with transaction levels and achieve improved productivity.

“As anticipated, general and administrative expenses for first quarter 2006 rose 4.3% from first quarter 2005 levels, as we incurred salary increases and higher health insurance costs throughout 2005. However, first quarter 2006 general and administrative expenses declined 4.6% from the fourth quarter 2005, primarily because we are no longer bearing the expenses of the extensive financial review we undertook in 2005. Beginning in the second quarter of 2006, we expect investments in account implementations to decline from 2005 levels as we have adjusted staffing to more efficiently manage certain accounts implemented in early 2005.

“During the first quarter of 2006 we applied cash from operations to debt repayment, which resulted in debt repayments of $12.7 million. However, higher interest rates resulted in a 16.9 % quarterly year over year increase in net interest expense.

“We look forward to the remainder of 2006, expecting positive results based on the continued strength of the corporate travel market and Navigant’s ability to meet corporate clients’ needs with a broad range of services and offerings.”

Mr. Griffith concluded, “Outlined in the table below are updated full year 2006 financial guidance targets. This guidance is based on the expectations of continued strength in the corporate travel market and for further client migration to our online solutions, generating higher gross margins but lower revenue per transaction. As highlighted below, we continue to project full year increases in revenue, net income, EBITDA, and diluted earnings per share as we further improve productivity and our service infrastructure. Finally, given the timing of our fiscal year end, 2006 will include 53 weeks while 2005 had 52 weeks. The extra week in 2006 will be the period between Christmas and New Year’s eve which is historically a very slow period for corporate travel, transactions and revenue, though we will incur overhead and salaries during this time.”

(In millions, except per share data)

	FY 2006 REVISED	FY 2006E PRIOR	FY 2005A
Revenues	$495.0 - $505.0	$500.0 - $510.0	$492.0
Net Income	$18.0- $19.0	$17.5 - $18.5	$16.7
EBITDA(1)	$63.0 - $64.0	$62.0 - $63.0	$59.3
Diluted EPS	$1.00 - $1.04	$0.98 - $1.02	$0.93

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s cash flow from operating activities is included in the financial tables accompanying this release. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company uses EBITDA as an indication of funds available for borrowings, acquisitions and other corporate purposes. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

Conference Call Information – 11:00 a.m. EDT, Tuesday, May 2, 2006

The conference call number is 866/250-2351 or 303/262-2175 (International). Please call 10 minutes in advance to ensure that you are connected prior to the presentation. A live Webcast of the call will be available on www.fulldisclosure.com (requires a Windows Media Player).

Following its completion, a replay of the call can be accessed until May 16 by dialing 303/590-3000. The access code for the replay is 11058310#. Replays of the Webcast will be available for 30 days at www.fulldisclosure.com.

About Navigant International, Inc.

Denver-based Navigant International, Inc., d/b/a TQ3Navigant, is a global provider of travel management solutions that add significant value by reducing costs, increasing management and control, and improving travel efficiency. The Company delivers integrated travel management solutions blending advanced technology with personalized service and expertise. The Company currently employs approximately 5,200 associates and has operations in approximately 1,000 locations in 22 countries and U.S. territories. On April 27, 2006 Navigant announced that it had entered into an agreement whereby Carlson Wagonlit Travel will acquire all outstanding shares of Navigant for $16.50 per share. The aggregate transaction value, including the assumption of debt, is approximately $510 million. The transaction is subject to a number of closing conditions, including approval by Navigant’s shareholders, regulatory approvals, completion of financing, the closing of CWT’s proposed recapitalization also announced on April 27, 2006 and other customary conditions.

Additional Information about the Carlson Wagonlit Travel and Navigant International, Inc. Transaction

In connection with the proposed merger, Navigant will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other materials filed by Navigant at the SEC’s web site at www.sec.gov. The proxy statement and such other materials may also be obtained for free from Navigant by directing such request to Navigant, Attention: Corporate Secretary, 84 Inverness Circle East, Englewood, Colorado 80112-5314, Telephone: (303) 706-0800.

Navigant and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of Navigant’s participants in the solicitation is set forth in its annual proxy statement filed with the SEC on March 16, 2006. Carlson Wagonlit Travel and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Navigant’s stockholders in connection with the proposed transaction. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

Safe Harbor Statement

This news release contains forward-looking statements, including statements about the Company’s financial results, transaction volumes, growth strategies and opportunities, including a planned acquisition of the Company, migration of transactions to on-line products and platforms, repayment of debt, potential sales and implementation of new business, and general industry or business trends or events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, our significant indebtedness and variable interest payment obligations, restrictions in our credit facility and Term Loan on our ability to finance future operations or capital needs, disruptions in the travel industry such as those caused by terrorism, war, natural disasters or general economic downturn, modification of agreements with travel vendors or suppliers including any commissions, overrides or incentives, competition, our ability to continue to acquire and integrate potential future acquisitions, the ability to close the planned acquisition of the Company, including our ability to obtain regulatory and shareholder approvals for the proposed transaction and the risk that CWT may not obtain the financings necessary to complete the proposed transaction, delays or inability to close new business and the potential loss of existing customers prior to the closing of the CWT acquisition, our ability to manage our business and implement growth strategies, failure of technology on which we rely, other risks described in the Company’s annual report on Form 10-K for the year ended December 25, 2005, and the risk factors detailed from time to time in the Company’s SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(financial tables follow)

Navigant International, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share amounts)	Three Months Ended
	March 26, 2006	March 27, 2005
Revenues	$121,538	$122,040
Operating expenses	70,718	71,327

Gross profit	50,820	50,713
General and administrative expenses	36,768	35,255
Depreciation and amortization expense	4,047	4,348

Operating income	10,005	11,110
Interest expense, net and other	4,066	3,478

Income before provision for Income taxes	5,939	7,632
Provision for income taxes	2,271	2,872

Net income	$3,668	$4,760

EBITDA (1)	$14,052	$15,458

Add: Interest Expense for Convert Net of Tax	544	544

Net income for dilutive earnings per share	$4,212	$5,304

Net income per share:
Basic net income per share	$0.24	$0.31

Diluted net income per share	$0.21	$0.26

Weighted average shares outstanding:
Basic	15,514	15,492

Convertible shares	4,349	4,349
Dilutive options	522	289

Diluted	20,385	20,130

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s cash flow from operating activities is included below. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company uses EBITDA as an indication of funds available for borrowings, acquisitions and other corporate purposes. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

EBITDA Reconciliations:

	Three Months Ended
	March 26, 2006	March 27, 2005
Net cash provided by operating activities	$13,441	$13,253
Adjustments to reconcile net cash provided by operating activities to net income:
Depreciation and amortization expense	(4,047)	(4,348)
Amortization of deferred gain on interest rate swaps	163
Stock-based compensation expense	(105)
Income tax benefit from employee exercise of stock options		(26)
Deferred tax provision (benefit)	(269)	(1,003)
Changes in assets and liabilities:
Accounts receivable and other assets	(5,745)	2,023
Accounts payable and other liabilities	230	(5,139)

Net income	$3,668	$4,760
Add: Provision for income taxes	2,271	2,872
Add: Interest expense	4,066	3,478
Add: Depreciation and amortization expense	4,047	4,348

EBITDA	$14,052	$15,458

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